AMENDMENT TO BYLAWS OF WEST BANCORPORATION, INC.

Pursuant to action of the Board of Directors of West Bancorporation, Inc. on October 17, 2007, the Bylaws were amended in the following respects:

1.	By deleting Article VI and by inserting, in lieu thereof, the following provision as a new Article VI:

ARTICLE VI. CAPITAL STOCK.

Section 1. Certificates for Shares. Shares may be, but need not be, represented by certificates. Every holder of shares of the corporation shall be entitled to have a certificate representing shares of the corporation. Subject to the provisions of the Iowa Business Corporation Act, certificates representing shares of the corporation shall be in such form as may be determined by the Board. Such certificates shall be signed by the Chief Executive Officer, Chief Operating Officer, President or a Vice President and the Secretary or an Assistant Secretary of the corporation and shall be sealed with the seal of the corporation or a facsimile thereof. The signatures of the Chief Executive Officer, Chief Operating Officer, President or Vice President and the Secretary or Assistant Secretary upon a certificate may be facsimiles. If the certificate is countersigned by a transfer agent, or registered by a registrar, the signatures of the person signing for such transfer agent or registrar also may be facsimiles. In case any officer or other authorized person who has signed or whose facsimile signature has been placed upon such certificate for the corporation shall have ceased to be such officer or employee or agent before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer or employee or agent at the date of its issue. All certificates for shares shall be consecutively numbered or otherwise identified. The name of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the books of the corporation. All certificates surrendered to the corporation for transfer shall be cancelled, and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in the case of a lost, destroyed, or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the corporation as the Board may prescribe.

Section 2. Shares Without Certificates. Unless the Restated Articles provide otherwise, the Board may authorize the issue of some or all of the shares of any or all of its classes or series without certificates. The authorization does not affect shares already represented by certificates until they are surrendered to the corporation. Within a reasonable time after the issue or transfer of shares without certificates, the corporation shall send the shareholder a written statement of the information required by the Iowa Business Corporation Act to be included on certificates. A record shall be kept by the Secretary or other transfer agent designated by the Board of the names and addresses of all holders of uncertificated shares and the number and class of shares held by each. Notwithstanding this Section, upon request every holder of uncertificated shares of the corporation shall be entitled to receive certificates in the form specified by these By-laws representing the number of shares held by such holder which are requested to be registered in certificate form. Subject to the provisions of the Iowa Business Corporation Act, the rights and obligations of shareholders are identical whether or not their shares are represented by certificates.

Section 3. Transfers of Shares. Transfers of shares of the corporation shall be made only on the books of the corporation upon surrender of the certificates for certificated shares or upon a transfer instruction initiated by an appropriate person for uncertificated shares for the shares sought to be transferred by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation. Except as otherwise provided by law, the person in whose name shares stand on the books of the corporation shall be deemed the owner thereof for all purposes as regards the corporation.

Section 4. Registered Shareholder. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner. The corporation shall not be bound to recognize any equitable or other claim to or interest in its shares on the part of any person other than the person registered on its books as the owner of shares, whether or not the corporation shall have express or other notice thereof, except as otherwise provided by law.

Section 5. Stock Regulations. The Board shall have the power and authority to make all such further rules and regulations not inconsistent with the statutes of the State of Iowa as they may deem expedient concerning the issue, transfer, and registration of shares of the corporation.

Section 6. Transfer Agents and Registrars. The Board may appoint, or authorize any officer or officers to appoint, one or more transfer agents or one or more registrars.